EX-99.906CERT

certification

R. Jeffrey Bruce, President, and R. Jeffrey Bruce, Principal Accounting Officer of Bruce Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President Principal Accounting Officer

Bruce Fund, Inc. Bruce Fund, Inc.

/s/ R. Jeffrey Bruce	/s/ R. Jeffrey Bruce
R. Jeffrey Bruce	R. Jeffrey Bruce

Date:	9/6/2023	Date:	9/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bruce Fund, Inc. and will be retained by Bruce Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.